UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2009

Houston Wire & Cable Company
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10201 North Loop East, Houston TX	77029
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 609-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 21, 2009, Houston Wire & Cable Company (the “Company”) and its wholly-owned subsidiary, HWC Wire & Cable Company (the “Subsidiary”), entered into the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) among the Subsidiary, as borrower, the Company, as guarantor, the lenders named therein and Bank of America, N.A, as agent. The Loan Agreement extends the maturity of the $75 million facility from May 21, 2010 to September 21, 2013.

Copies of the Loan Agreement and the Amended and Restated Guaranty of the Company are filed as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference. A copy of the Company’s press release announcing execution of the Loan Agreement is filed as Exhibit 99.1.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Resident.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits

10.1
Second Amended and Restated Loan and Security Agreement, effective September 21, 2009 among HWC Wire & Cable Company, as borrower, Houston Wire & Cable Company, as guarantor, the lenders named therein and Bank of America, N.A., as agent.

10.2	Amended and Restated Guaranty, effective September 21, 2009 by the Company in favor of Bank of America, N.A.

99.1	Press Release, dated as of September 23, 2009, issued by Houston Wire & Cable Company.